Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-14

*CUSIP:	21988G387	Class	A-1
	21988GBX3	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 14, 2011.

INTEREST ACCOUNT

Balance as of November 15, 2010		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of January 14, 2011 Call Price received on January 14, 2011 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$350,210.06

LESS:
Distribution to Class A-1 Holders	-$	350,210.06
Distribution to Class A-2 Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of January 14, 2011		$0.02

PRINCIPAL ACCOUNT

Balance as of November 15, 2010		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of January 14, 2011 Call Price received on January 14, 2011 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$25,514,925.00

LESS:
Distribution of principal cash to Class A-1 Holders on January 14, 2011 Call Date	-$	25,514,925.00
Distribution of principal cash to Class A-2 Holders on January 14, 2011 Call Date (as set forth in the Trust Agreement, the Call Price for each related Call Date, in the case of the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants, is $0)	-$	0.00
Distribution of $32,875,000 principal amount of underlying securities to Call Warrants Holder on January 14, 2011	-$	0.00
Balance as of January 14, 2011		$0.00

UNDERLYING SECURITIES HELD AS OF January 14, 2011

Principal Amount	Title of Security
$0	Motorola, Inc. 6.5% Debentures due November 15, 2028
*CUSIP: 620076AP4

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.